Pacific Select Fund NSAR 06-30-08

EXHIBIT 77Q1(e) COPIES OF ANY NEW OR AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS

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The following documents are included in Registrant's Form Type N1A/A,
Accession No. 0000892569-08-000060 filed on January 18, 2008, and incorporated by reference herein:


Fred Alger Management, Inc. Amendment No. 1 to Fee Schedule

Batterymarch Financial Management, Inc. Consent to Transfer Portfolio Management Agreement

BlackRock Investment Management, LLC Consent to Transfer Portfolio Management Agreement

BlackRock Investment Management, LLC Amendment No. 1 to Portfolio Management Agreement

ClearBridge Capital Advisors LLC Consent to Transfer Portfolio Management Agreement

ClearBridge Capital Advisors LLc Amendment No. 2 to the Porfolio Management Agreement

Columbia Management Advisors LLC Consent to Transfer Portfolio Management Agreement

Goldman Sachs Asset Management, L.P. Consent to Transfer Portfolio Management Agreement

NFJ Investment Group L.P. Amendment No. 4 to Portfolio Management Agreement

Pacific Investment Management Company LLC Consent to Transer Portfolio Management Agreement

Distribution Agreement

Exhibit A to Distribution Agreement - Floating Rate Loan Portfolio




The following documents are included in Registrant's Form Type N1A/B, Accession No. 0000892569-08-000696 filed on April 29, 2008, and incorporated by reference herein:

Schedule A to Advisory Agreement - Long/Short Large-Cap Portfolio

Advisory Fee Waiver Agreement - American Funds Growth Portfolio

Advisory Fee Waiver Agreement - American Funds Growth-Income Portfolio

J.P. Morgan Investment Management Inc. Portfolio Management Agreement

Pacific Investment Management Company LLC Amendment to Portfolio Management Agreement

Analytic Investors, LLC Portfolio Management Agreement

Exhibit A to Distribution Agreement - Long/Short Large-Cap Portfolio









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